MEDIABAY, INC.

            MEDIABAY EXTENDS FILING DATE FOR 2003 REPORT ON FORM 10-K

                    CONCLUSION OF DEBT RESTRUCTURING PENDING

CEDAR KNOLLS, NJ - MARCH 30, 2004 -- MEDIABAY, INC. (NASDAQ: MBAY), a leading audio content, marketing and publishing company, today announced that the Company will seek an extension on its Annual Report on Form 10-K pending the conclusion of negotiations to materially refinance and restructure its existing senior and subordinated debt.

The Company will file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission tomorrow in connection with this extension. MediaBay intends to work towards completing these negotiations as soon as practicable and to file its Annual Report on Form 10-K by April 14, 2004.

MediaBay estimates that its net loss applicable to common stockholders for the fiscal year ended December 31, 2003 will be approximately $6.9 million, or approximately $0.50 per share, compared to $2.5 million, or $0.18 per share, for the prior year. The increase in net loss applicable to common stockholders was due primarily to lower sales resulting from reduced new member marketing efforts, due to a lack of working capital. In addition, there were specific charges and write-downs related to the implementation of the ongoing turnaround strategy in the fourth quarter.

MediaBay CEO Jeffery Dittus stated, "2003 results reflect the beginning of our transformation. There are no guarantees that the refinancing will be concluded, however, if we are successful, it will represent a significant step forward. The refinancing would provide working capital to begin new marketing initiatives. Furthermore, a healthier balance sheet will enable us to pursue partnerships and build upon our robust content offering and industry leading position in audiobook and old-time radio show distribution."

MEDIABAY, INC. (NASDAQ: MBAY) IS A MULTI-CHANNEL, MEDIA MARKETING COMPANY SPECIALIZING IN THE $2.6 BILLION AUDIOBOOK INDUSTRY AND OLD-TIME RADIO DISTRIBUTION. MEDIABAY'S INDUSTRY-LEADING CONTENT LIBRARY INCLUDES OVER 60,000 CLASSIC RADIO PROGRAMS, 3,500 FILM AND TELEVISION PROGRAMS AND THOUSANDS OF AUDIOBOOKS. MEDIABAY DISTRIBUTES CONTENT THROUGH MORE THAN 20 MILLION DIRECT MAIL CATALOGS; STREAMING AND DOWNLOADABLE AUDIO OVER THE INTERNET; OVER 7,000 RETAIL OUTLETS; AND A 260 STATION SYNDICATED RADIO SHOW. FOR MORE INFORMATION ON MEDIABAY, PLEASE VISIT WWW.MEDIABAY.COM OR ITS SUBSIDIARY SITES:
AUDIOBOOKCLUB.COM, RADIOSPIRITS.COM, AND RADIOCLASSICS.COM.

Certain statements in this press release constitute "forward-looking" statements that involve a number of known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any results, performances or achievements express or implied by such forward-looking statements. These risks and uncertainties, include, but not limited to, the Company's history of losses; the Company's ability to complete the proposed refinancing to enable it to conduct new member marketing and satisfy its debt obligations, meet stock repurchase obligations, anticipate and respond to changing customer preferences, license and produce desirable content, protect its databases and other intellectual property from unauthorized access, pay its trade creditor and collect receivables; dependence on third-party providers, suppliers and distribution channels; competition; the costs and success of its marketing strategies; product returns; member attrition and other risks detailed in the Company's Securities and Exchange Commission filings. Undue reference should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements.

CONTACTS:
Jeffrey Dittus, Chief Executive Officer       Rachel Levine, Investor Relations
MediaBay, Inc.                                The Anne McBride Co.
T: 973-539-9528                               T: 212-983-1702 x207
E: jdittus@mediabay.com                       E: rlevine@annemcbride.com